United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2007

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$14,974,220
Unrealized Gain (Loss) on Market Value of Futures	38,258,010
ETF Transaction Fees	21,000
Interest Income	1,506,951
Total Income (Loss)	$54,760,181

Expenses
Investment Advisory Fee	$204,203
Brokerage Commissions	71,409
K-1 Tax Expense	44,982
NYMEX License Fee	13,614
Non-interested Directors' Fees and Expenses	10,592
Total Expenses	$344,800
Net Gain (Loss)	$54,415,381

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/07	$398,117,903
Additions (6,500,000 Units)	241,594,147
Withdrawals (5,600,000 Units)	(212,630,982)
Net Gain (Loss)	54,415,381

Net Asset Value End of Period	$481,496,449
Net Asset Value Per Unit (12,600,000 Units)	$38.21

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the period ended September 30, 2007 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Natural Gas Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502